THIRD AMENDMENT
OF
HANESBRANDS INC.
NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
(As Amended and Restated December 9, 2008)
WHEREAS, Hanesbrands Inc. (the “Corporation”) maintains the Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan (as Amended and Restated December 9, 2008) (the “Plan”); and
WHEREAS, the Plan has previously been amended and further amendment of the Plan is now considered desirable;
NOW, THEREFORE, in exercise of the power reserved to the Corporation by Section 17 of the Plan, and by the power delegated to the Compensation Committee of the Board of Directors of the Corporation (the “Committee”) by resolutions of the Board of Directors of the Corporation, the Plan is hereby amended, effective as of January 1, 2022, by substituting the following for subsection 2(k) of the Plan:
“(k)    Deferral Crediting Date means the last business day of each calendar quarter for the Cash Retainer and the vesting date specified in the award agreement for the Equity Retainer.”
IN WITNESS WHEREOF, the Committee has caused this amendment to be executed by its duly authorized representative this 4th day of November, 2022.
*    *    *
COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS OF HANESBRANDS INC.
By: /s/ Ann E. Ziegler
    Compensation Committee Representative